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                                                                    Exhibit 23.1
                                                                    ------------

                          CONSENT OF ERNST & YOUNG LLP
                         _____________________________


       We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Amended and Restated Employee Stock Purchase Plan of Gensia Sicor Inc. of your report dated February 21, 1997, except for Note 11 as to which the date is March 27, 1997, with respect to the consolidated financial statements of Gensia Sicor Inc. included in its Annual Report (Form 10-K/A) for the year ended December 31, 1996 as filed with the Securities and Exchange Commission.


                                      /s/ Ernst & Young LLP
                                      ERNST & YOUNG LLP

  San Diego, California
  October 23, 1997

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